ACQUISITION AGREEMENT DATED 1/31/03


                              ACQUISITION AGREEMENT

This Acquisition Agreement (the "Agreement") is made and entered into as of this 31st day of January, 2003, by and between SOLPOWER CORPORATION, a Nevada corporation, with its principal offices located at 8275 East Wood Drive, Scottsdale, Arizona 85260, hereinafter referred to as "Buyer" and VIRTUAL TECHNOLOGIES AUSTRALIA PTY LTD, an Australian corporation, with its principal offices located at 13 Malcolm Court, Mt. Waverly, Victoria 3149, Australia, hereinafter referred to as, "Seller."

                                    RECITALS

WHEREAS, Seller owns the sales, distribution, marketing and manufacturing rights worldwide to the product, SP34E, SP22E-A, SP22E-B and SP22E-C, refrigerant gas products, hereinafter referred to as the Products.

WHEREAS, Buyer acquired from Seller the exclusive sales, distribution, marketing and manufacturing rights to SP34E, encompassing only the United States, Canada and Mexico, pursuant to an agreement between Seller and Buyer dated June 17th, 1998.

WHEREAS, Buyer desires to acquire Seller, to obtain worldwide exclusive sales, distribution, marketing and manufacturing rights to all of Seller's Products, on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

NOW THEREFORE, in consideration of the Recitals and the conditions and representations hereinafter set forth, the parties agree as follows:

1. SELLER hereby agrees to deliver 100% of its shares of common stock. There are no other shares or classes of stock outstanding.

2. BUYER hereby agrees to issue six million (6,000,000) shares of its Common Stock. These shares shall be issued in the name of Seller and/or its nominees.

3. Requisite Authority - Each party represents to the other party that all necessary corporate and/or such other approvals and authorizations needed to make this Agreement enforceable have been obtained by the undersigned.

Each party will provide the other with documentation regarding such approvals and authorizations within fifteen (15) days upon request by the other party.

4. Liability/Indemnification - Seller/Buyer shall in no way be held responsible or liable to Seller/Buyer or any other party for the performance of Seller/Buyer or the failure of Seller/Buyer in any capacity whatsoever in which the Seller/Buyer operates, including any and all contracts which Seller/Buyer may have with other parties. Seller/Buyer shall defend and hold harmless Seller/Buyer against any and all liability, claim or demand on account of property loss or damage or others arising out of or in any manner connected with the performance of this Agreement, whether such injury, loss, or damage shall be caused by the negligence of Seller/Buyer, its employees, or any other party for whom Seller/Buyer is responsible, and Seller/Buyer, at its own expense, shall defend any and all actions based thereon and shall pay all attorney's fees and all costs and all other expenses arising therefrom; provided however, that this indemnity shall not cover any liability for damages caused by or resulting from any negligence of Seller/Buyer, his representatives, employees, or agents.



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5. No  Assignment - Neither  party shall assign this  Agreement or any rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall bind and inure to the
benefit  of  the   respective   parties   hereto  and  their   heirs,   personal
representatives, successors and assigns.

6. Amendment or Modification - This Agreement may be amended or modified by, and only by, a written instrument executed by all signing parties.

7. Non-waiver - The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

8. Severability - In the event any one or more provisions of this Agreement are determined to be invalid or unenforceable, such provision or provisions shall be deemed severable from the remainder of this Agreement and shall not cause the invalidity of the remainder of this Agreement.

9. Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

10. Currency - All dollar figures are represented in U.S. Dollars.

11. Arbitration - Any controversy, claim or dispute between the parties directly or indirectly concerning this Agreement or the breach thereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in Scottsdale, Arizona in accordance with the rules then pertaining to the American Arbitration Association with regard to commercial arbitration.

12. Entire Agreement. This Agreement and the Exhibits hereto, as signed by the parties, sets forth the entire Agreement and understanding of the parties and merges all prior discussions and writings between them with regard to the services to be provided under this Agreement.

The parties have executed this Agreement as of the date first set forth above.

VIRTUAL TECHNOLGIES                  SOLPOWER CORPORATION
AUSTRALIA PTY LTD.


By: /s/ Les Woolridge                By: /s/ James H.  Hirst
-----------------------              ---------------------------------
Les Woolridge, CEO                   James H. Hirst, President, CEO